EXHIBIT:  ITEM 23(A)

FREEDOM ASSET MANAGEMENT CAPITAL SERIES

DECLARATION OF TRUST

DATED OCTOBER 15, 2001

TABLE OF CONTENTS

ARTICLE I – Definitions
            Section 1.1 – Definitions

ARTICLE II – The Trustees
            Section 2.1 – Trust Management
            Section 2.2 – Initial Trustee
            Section 2.3 – Number and Qualifications of Trustees
            Section 2.4 – Term of Office and Removal Procedures
            Section 2.5 – Vacancies
            Section 2.6 – Chairman
            Section 2.7 – Meetings
            Section 2.8 – Officers
            Section 2.9 – Ownership of Trust Property
            Section 2.10 – Inability to Perform Duties
            Section 2.11 – Trustees as Shareholders

ARTICLE III – POWERS OF THE TRUSTEES
            Section 3.1 – General Powers
            Section 3.2 – Interested Transactions

ARTICLE IV – SERIES; CLASSES; SHARES
            Section 4.1 – Shares of Beneficial Interest
            Section 4.2 – Series Designation
            Section 4.3 – Class Designation
            Section 4.4 – Investment in the Trust
            Section 4.5 – Ownership and Transfer of Shares
            Section 4.6 – Assets of a Series or Class
            Section 4.7 – Liabilities of a Series or Class
            Section 4.8 – Limitations on Shareholder Liability
            Section 4.9 – Notices
            Section 4.10 – Redemptions
            Section 4.11 – Net Asset Value
            Section 4.12 – Suspension of Right of Redemption
            Section 4.13 – Redemptions Necessary as Regulated Investment Company
            Section 4.14 – Distributions

ARTICLE V – SHAREHOLDERS’ VOTING POWERS AND MEETINGS
            Section 5.1 – Voting Powers
            Section 5.2 – Meeting of Shareholders
            Section 5.3 – Quorum; Required Vote

ARTICLE VI – CONTRACTS WITH SERVICE  PROVIDERS
            Section 6.1 – Investment Adviser
            Section 6.2 – Principal Underwriter
            Section 6.3 – Transfer Agent, Shareholder Services, and Administration
            Section 6.4 – Custodian
            Section 6.5 – Parties to Contracts with Service Providers

ARTICLE VII – EXPENSES OF THE TRUST AND SERIES
            Section 7.1 – Expenses of the Trust and Series

ARTICLE VIII – DURATION: TERMINATION OF TRUST; AMENDMENT, MERGERS, ETC.
            Section 8.1 – Duration
            Section 8.2 – Termination
            Section 8.3 – Amendment Procedure
            Section 8.4 – Merger, Consolidation, Reorganization, and Sale of Assets

ARTICLE IX – LIMITATION OF LIABILITY AND INDEMNIFICATION
            Section 9.1 – Limitation of Liability
            Section 9.2 – Indemnification
            Section 9.3 – Indemnification of Shareholders

ARTICLE X – MISCELLANEOUS
            Section 10.1 – No Partnership or Corporate Form
            Section 10.2 – Advice to Trustees
            Section 10.3 – Record Dates
            Section 10.4 – Filing
            Section 10.5 – Applicable Law
            Section 10.6 – Fiscal Year
            Section 10.7 – Series of the Trust
            Section 10.8 – Severability

FREEDOM ASSET MANAGEMENT CAPITAL SERIES

TRUST INSTRUMENT

            THIS AGREEMENT AND DECLARATION OF TRUST IS MADE ON OCTOBER 15, 2001, by the Trustees hereunder

            WHEREAS, this trust has been formed for the purpose of establishing a business trust consistent with applicable Delaware trust law;

            WHEREAS, this Trust is authorized to engage in any activity not prohibited by Delaware law and shall have the power to engage in any such activity and in any activity incidental or related to any such activity;

            WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest in separate series and classes of each such series, each separate series to be a sub-trust hereunder, all in accordance with the provisions hereinafter set forth;

            WHEREAS, the Trustees shall manage all Trust property in accordance with the provisions hereinafter set forth;

            WHEREAS, this Trust shall be known as “Freedom Asset Management Capital Series” and the Trustees shall conduct business of the Trust under that name or any other name or names as they may from time to time determine;

            NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same under the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or sub-trusts created hereunder or hereinafter set forth.

ARTICLE I

DEFINITIONS

Section 1.1: Definitions.  Unless otherwise provided or required by the context:

(a)	“Bylaws” shall mean the Bylaws of the Trust adopted by the Trustees, as amended from time to time;
(b)	“Class” shall mean any class of Shares or a Series of the Trust established pursuant to Article IV;
(c)	“Commission”, “Interested Person”, and “Principal Underwriter” shall have the same meanings as those terms are given under the 1940 Act;
(d)	“Covered Person” shall mean every person who is, or has been, a Trustee, officer, or employee of the Trust;
(e)	“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code, as amended from time to time;
(f)	“Declaration” shall mean this Agreement and Declaration of Trust, as amended from time to time;
(g)	“Majority Shareholder Vote” shall mean the majority vote of the outstanding voting securities as defined under the 1940 Act;
(h)	“Net Asset Value” shall mean the net asset value of each Series of the Trust, determined as provided in Article V, Section 3;
(i)	The “1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time;
(j)

“Outstanding Shares” shall mean Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust;

(k)	“Series” shall mean a series of Shares established pursuant to Article IV;
(l)	“Shareholder” shall mean a record owner of Outstanding Shares;
(m)

  “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust or in a Series of the Trust shall be divided from time to time (including whole shares and fractions of Shares);

(n)	“Trust” shall mean the Trust established by this Declaration, as amended from time to time;
(o)

“Trustees” shall mean the persons who have signed this Trust instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

(p)	“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

ARTICLE II

THE TRUSTEES

Section 2.1: Trust Management.  The Trust shall be managed by the Trustees, and they shall have ultimate responsibility to carry out the business and purpose of the Trust.  The Trustees shall have all powers, express or implied, that are necessary to carry out such responsibility, provided, however, that such powers are not contrary to applicable law and are not contrary to any specific provisions contained herein or in the By-laws of this Trust Instrument.  The Trustees may execute all instruments and take all actions they deem necessary or desirable to promote the interests of the Trust.  The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by Trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business in their own right, including such authority, power, and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust.  Any determination made by the Trustees in good faith as to what is in the best interests of the Trust shall be conclusive.  Any ambiguity in this Declaration with regard to the power of Trustees shall have a presumption in favor of granting the power to the Trustees.

Section 2.2: Initial Trustee.  The initial trustee shall be the person who initially signs the Trust Instrument.  The shareholders shall not elect the initial trustee.

Section 2.3: Number and Qualifications of Trustees.  The number of Trustees shall be fixed from time to time so long as there are at least three (3) Trustees.  The Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time.  An individual nominated as a Trustee shall be at least 21 years of age and shall not be under legal disability.  Trustees need not own Shares and may succeed themselves in office.

Section 2.4: Term of Office and Removal Procedures.  Each Trustee shall be elected for life or until such Trustee’s successor is elected or the Trust terminates.  A Trustee shall have the right to resign or retire by delivering a written resignation or retirement to the other Trustees that shall be effective upon such delivery or a later date specified therein.  Further, any Trustee can be removed with or without cause by the majority vote of the remaining Trustees.  A Trustee can also be removed at a special meeting of the shareholders held for that purpose where at least two-thirds of the outstanding shares vote for removal of the Trustee.

Section 2.5: Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. When such a vacancy is created, the remaining Trustees shall appoint an individual having the qualifications described in Section 2.3 of this Article, or may reduce the number of Trustees provided that such reduction shall not be less than the minimum number of Trustees required by Section 2.3 of this Article.  If a Trustee is appointed, such appointment shall be made by a written instrument signed by the majority of Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment.  As soon as any such Trustee has accepted their appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and such person shall be deemed a Trustee hereunder.

Section 2.6: Chairman.  The Trustees shall appoint one of the Trustees to be the Chairman of the Trustees.  The Chairman shall preside at all meetings of the Trustees and shall be responsible for the execution of policies established by the Trustees.

Section 2.7: Meetings.  A meeting may be called either orally or in writing by the Chairman of the Trustees, the President, the Secretary, or by any other two Trustees.  Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by the Trustees.   Notice of any other meeting shall be mailed out not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  The Trustees may act with or without a meeting.  A quorum for all meetings of the Trustees shall be one-third of the Trustees.  Unless provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees or such other proportion as shall be specified herein for action at a meeting at which all Trustees then in office are present.  Further, subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

Section 2.8: Officers.  The Trustees shall elect a President, a Secretary and a Treasurer who shall serve for life or until their successors are elected by the Board of Trustees.  The President may appoint others officers or agents subject to approval of the Trustees.  The President, Secretary, and Treasurer may, but need not, be a Trustee.  The Duties of such Officers are described in the By-laws of this Trust.

Section 2.9: Ownership of Trust Property.  The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  All of the Trust Property and legal title shall at all times be considered as vested in the Trustees on behalf of the Trust.  No shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Section 4.1, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

Section 2.10: Inability to Perform Duties.  The death, resignation, retirement,  adjudicated incompetence or other incapacity to perform the duties of the Trustees shall not operate to annul this Declaration of Trust or revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 2.11: Trustees as Shareholders.  Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own, and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company, subject only to any general limitations herein.

ARTICLE III

Powers of the Trustees

Section 3.1: General Powers.  The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court authority.  Subject to any applicable limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority without limitation:

a)

To invest and reinvest cash and other property, including, without implied limitation, to invest any and all assets of the Trust in the securities of one or more open-end investment companies, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees;

b)	To operate as and carry on the business of a registered investment company, and exercise all the powers necessary and proper to conduct a business;
c)

To adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and to amend and repeal them to the extent that such By-laws do not reserve such voting rights to the Shareholders;

d)

To designate employees and agents who may be denominated as officers with titles, including, but not limited to, “President”, “Treasurer”, “Secretary”, and “Chairman” and who in such capacity may act for and on behalf of the Trust, and to the extent authorized by the Trustees, and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

e)

To employ as custodian of any assets of the Trust, subject to any provisions herein, one or more banks, trust companies, or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

f)	To retain one or more transfer agents and Shareholder servicing agents, or both;
g)	To provide for the distribution of Shares either through a Principal Underwriter or distributor as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;
h)	To set record dates in the manner provided for herein or in the By-laws;
i)	To delegate such authority as they may consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian, or underwriter;
j)	To sell, exchange, lend, pledge, mortgage, hypothecate, or write an option on and lease any or all of the assets of the Trust;
k)	To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons;
l)	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
m)

To hold any security or other property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or either in the Trust’s or Trustees’ own name in the name of a custodian, brokerage house, or a nominee or nominees, subject to safeguards of business trusts or investment companies;

n)

To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Section 4.2 and 4.3 herein;

o)

To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities of expenses incurred by a particular Series or Class as provided for in Sections 4.6 and 4.7 herein;

p)

To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern;

q)	To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;
r)	To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;
s)	To borrow money;
t)	To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper;
u)

To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series or Class with respect to which such Shares are issued;

v)	To enter into joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations; and
w)

To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.  In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.2: Interested Transactions.  Except as prohibited by law, the Trustees may buy, lend, or sell securities or assets of the Trust to any Trustee, Officer, Investment Adviser, administrator, distributor, transfer agent, or any other Interested Person of the Trust.  The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE IV

SERIES; CLASSES; SHARES

Section 4.1: Shares of Beneficial Interests.  The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The interest of the beneficiaries hereunder shall be divided into an unlimited number of shares of beneficial interest with no par value.  All Shares issued hereunder shall be fully paid and nonassessable.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.  The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval; to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the Treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one of more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 4.2: Series Designation.  The Trustees, in their discretion, may authorize the division of shares into two or more Series, each Series relating to a separate portfolio of investments and each of which Series shall be a separate and distinct subtrust of the Trust.  Each Series so established hereunder shall be deemed to be a separate trust under the provisions of Delaware law.  The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series and to fix and determine relative rights and preferences as between the different Series.  The establishment and designation of any Series shall be effective upon the execution by a majority of the Trustees of an instrument setting forth the establishment and designation of such Series.  Such instrument shall also set forth any rights and preferences of Shares set forth in this Declaration.  At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish or alter that Series and the establishment and designation thereof.  Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

Section 4.3: Class Designation.  The Trustees, in their discretion from time to time, may authorize the division of Shares of the Trust or any Series into two or more Classes of Shares all the assets of which shall be commingled with the other Classes of such Series.  The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Classes and to fix and determine the relative rights, terms, conditions and expenses applicable to each Class of Shares to the maximum extent permitted by the 1940 Act.  The establishment and designation of any Class of Shares shall be effective upon the affirmative vote of a majority of the Trustees of the Trust, including the Trustees who are not interested persons of the Trust.  At any time that there are no Shares outstanding of any particular Class previously established and designated, the Trustees may, by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust, abolish or alter that Class and the establishment and designation thereof.

Section 4.4: Investment in the Trust.  The Trustees may accept investment in any Series from persons subject to terms authorized by the Trustees.  At the Trustees discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest.  Investments shall be credited to the Shareholder’s account.  The Shares shall be personal property giving only the rights in this Declaration specifically set forth.  The ownership of the Trust Property of every description and the right to conduct business related to the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares.

Section 4.5: Ownership and Transfer of Shares.  The Trust shall be obligated to keep records containing the names and addresses of the Shareholders for each Series and Class of the Trust, the number of Shares held in each Series and Class by the Shareholder, and a record of all Share transfers either directly or through the services of a custodian and/or transfer agent.  These records shall be conclusive as to the identity of the Shareholder of record and the number of Shares held by such Shareholder.  The Trustees, in their discretion, may adopt rules and regulations concerning the issuance of certificates representing Shares and governing their rules.

Section 4.6:  Assets of a Series or Class. All consideration received by the Trust for the issue or Sale of Shares of a particular Series or Class, combined with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of other Series of the Trust by the Trustees and Trust for the benefit of the Shareholders of such Series and, subject to the rights of creditors of such Series only, shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust.  The assets belonging to a particular Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that particular Series.  If any assets, income, earnings, profits, or proceeds are commingled or otherwise not readily identifiable as belonging to a particular Series, the Trustees shall allocate them among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and such finding by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Section 4.7: Liabilities of a Series or Class.  The assets belonging to each particular Series or each particular Class shall be charged with the liabilities of the Trust in respect of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any such general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series attributable to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; provided that any incremental expenses allocated to one or more Classes of Shares on a basis other than the relative net asset values of the respective Classes shall be allocated in a manner consistent with the 1940 Act.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.  Under no circumstances shall the assets allocated or belonging to a particular Series or attributable to a particular Class be charged with any liabilities attributable to another Series or Class.  Any creditor may look only to the assets of the particular Series with respect to which such person is a creditor for satisfaction of such creditor’s debt.

Section 4.8: Limitations of Shareholder Liability.  Shares shall be deemed to be the personal property of the Shareholders limited however to only those rights specifically provided in this Declaration.  Every Shareholder shall be held to have expressly assented to the terms of this Declaration.  No Shareholder shall be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series.  Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.  With respect to any written obligation incurred by the Trust, there shall be a statement that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not have the effect of creating personal liability for Shareholders or the Trustees.

Section 4.9: Notices.  Notice is effective upon Shareholders if such notice is mailed, postage prepaid, and addressed to the Shareholder of record at their last known address as recorded on the applicable register of the Trust.

Section 4.10: Redemptions.  Each shareholder shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of the Shareholder’s Shares at a redemption price per Share equal to the Net Asset Value per Share.  The redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in any required disclosure document.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.  Upon redemption, Shares may be reissued from time to time.  The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including but not limited to the failure of a Shareholder to supply personal information as required by the Board of Trustees, or the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to the Shareholder.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class.  Nonwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right on any Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 4.11: Net Asset Value.  The net asset value of the Trust or any Series or Class of the Trust are valued at least on the last business day of each week of regular trading on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time.  The value of a single share is the net asset value (NAV).  The NAV may be calculated earlier if trading on the NYSE is restricted or as permitted by the Securities and Exchange Commission (SEC).  The NAV is not calculated on days that the NYSE in not open for business.  The method of calculating net asset value may be amended from time to time as the Trustees deem appropriate.  The power and duty to value the assets and liabilities of the Trust may be delegated by the Trustees.

Section 4.12: Suspension of Right of Redemption.  If the Trustees, subject to the applicable rules and provisions of the 1940 Act, postpone payment of the redemption price and suspend the right of any Shareholder to redeem their shares, such postponement shall take place at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of the suspension.  The Shareholder shall not have the right to redeem shares and demand payment until the end of the suspension.  A Shareholder may either withdraw the request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

Section 4.13: Redemptions Necessary for Regulated Investment Company.  If a regulated investment company becomes so concentrated in any person, it may not qualify as a regulated investment company under the Internal Revenue Code.  If the Trustees determine that direct or indirect ownership of Shares or any Series has become concentrated to such an extent that it would disqualify the Trust or a Series of the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power to 1) call for redemption by any such person of a number, or principal amount, of Shares sufficient to bring the ownership of Shares in conformity with the requirements for such qualification under the Internal Revenue Code and 2) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees’ judgment, result in such disqualification.  Any such redemption shall be effected at the redemption price and in the manner provided in this Article.  Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

Section 4.14: Distributions.  The Trustees shall from time to time make dividend and other distribution payments among the Shares proportionate to the net profits, surplus (including paid-in-surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof).  Distributions may be made to the Shareholders of record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust prior to the date of payment.  The Trustees may always retain from any source such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.

ARTICLE V

SHAREHOLDERS’ MEETING AND VOTING RIGHTS

Section 5.1: Shareholders’ Meeting.  The first shareholders’ meeting shall be held to elect Trustees at such time and place as the Trustees designate.  Unless otherwise required by the 1940 Act, there shall be no annual shareholder meetings.  Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least two-thirds of the Outstanding Shares of such Series or Class entitled to vote.  Shareholders shall be entitled to at least thirty days notice of any meeting, given in accordance with Section 4.9 herein.

Section 5.2: Shareholder Voting Rights.  Shareholders shall have the right to vote only with respect to the following situations: 1) Election of Trustees as provided in the previous section, 2) Removal of Trustees as provided in Article II, Section 4, 3) any termination of the Trust as provided in Article VIII, Section 2, 4) the amendment of this Declaration of Trust to the extent and as provided in Article VIII, Section 3, and 5) such additional matters relating to the Trusts as may be required or authorized by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except 1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and 2) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all affected Series or Classes shall be entitled to vote on the issue(s).  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy or in any manner provided for in the Bylaws.  Proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy.  Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the Bylaws.

Section 5.3: Quorum; Required Vote.  Quorum shall be one-third of the outstanding shares of each Series or Class or one-third of the Outstanding Shares of the Trust entitled to vote in person or by proxy for the transaction of business at a Shareholders’ meeting with respect to such Series or Class, or with respect to the entire Trust.  A lesser number shall be sufficient for adjournments.  Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice.  Except where a larger vote is required by law, this Trust Instrument or the Bylaws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.  Shareholders may act on behalf of the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

Section 5.4: Inspection of Records.  Subject to the By-laws of this Trust, any shareholder who holds at least $25,000 in net asset value for a period of not less than 6 months may inspect the records of the Trust to the same extent and for the same purposes as is permitted under the Delaware General Business Corporation Law to shareholders of a Delaware business corporation.

Section 5.5: Shareholder Action by Written Consent.  Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders of all the Shares entitled to vote thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE VI

CONTRACTS WITH SERVICE PROVIDERS

Section 6.1: Investment Adviser.  The Trustees, upon approval by the majority of the Outstanding Shares of the Trust, may enter into an investment advisory contract on behalf of the Trust or any Series, providing for an investment adviser to determine the date, amount, and time to purchase, sell, or distribute securities, contracts, financial investments, or assets held by the Trust or the applicable Series.  The length and renewal of such contract may be determined from time to time by a majority vote of the Trustees or Outstanding Shares of the Trust in accordance with Section 15 of the 1940 Act.  The investment adviser shall have the right to effect purchases, sales, or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser.  The investment adviser may employ sub-advisers.

Section 6.2: Principal Underwriter.  The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees.  The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

Section 6.3: Transfer Agent, Shareholder Services, and Administration Agreements.  The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agent agreements, Shareholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 6.4: Custodian.  The Trustees shall maintain the securities and similar investments of the Trustees in custody at all times and in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder.  The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to 1) hold and have access to all the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, 2) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, 3) disburse such funds upon orders or vouchers, and 4) employ one or more sub-custodians.

Section 6.5: Parties to Contracts with Service Providers.  The Trustees may enter into any contract referred to in this Article with any entity, even if one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or other member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship.  No person having such a relationship shall be disqualified from voting on or executing a contract in their capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom.

Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance, its termination, and the method of authorization and approval of such contract or renewal.  No amendment to a contract referred to in Section 1 and 2 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

ARTICLE VII

EXPENSES OF THE TRUST AND SERIES

Section 7.1: Expenses of the Trust and Series.  Subject to Sections 4.6 and 4.7 of this Declaration of Trust, the Trust or a particular Series shall pay, or shall reimburse the Trust estate, the Trustees, or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; cost of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations thereof; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.  The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses, and liabilities.  This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE VIII

  DURATION: TERMINATION OF TRUST; AMENDMENT, MERGERS, ETC.

Section 8.1: Duration.  The trust shall have perpetual existence unless it is terminated with respect to Section 8.2 herein.

Section 8.2: Termination.  The Trust or any Series or Class of the Trust may be dissolved by the affirmative vote of a majority of the Trustees, and without any vote of the shareholders thereof, except as may be required by the 1940 Act.

Upon dissolution of the Trust, Series, or Class, the affected Trust, Series or Class shall not carry on any business except for the purpose of winding up its own affairs.  The Trustees shall proceed to wind up the affairs of the Trust, Series, or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of such Trust, Series, or Class have been would up.  These powers include the power to fulfill or discharge executory contracts of such Trust, Series, or Class, to collect its assets, to sell, convey, assign, exchange, (or merge where the Trust is not the survivor), transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, the power to discharge or pay its liabilities, and the power to do all other acts appropriate to liquidate exchange, merger in which the Trust is not the survivor, transfer or other disposition of the transaction and the nature and amount of the consideration with the affirmative vote of a majority of the Trustees and without vote of the shareholders, unless so required by the 1940 Act.

After payment or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements, the Trustees may distribute the remaining Trust Property, if any, of the Trust, Series, or Class, in cash or in kind or a combination of both, among the Shareholders of such Series according to their respective rights.

Once the winding up and termination of the Trust is completed, a majority of the Trustees shall execute and log among the records of the Trust an instrument in writing setting for the fact of such terminations and shall execute and file a certificate of cancellation with the Secretary of State of Delaware.  Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.  Upon termination of any Series or Class, the Trustees shall thereunder be discharged from all further liabilities and duties with respect to such Series or Class, and the Shareholders shall have no further rights or interests with respect to such Series or Class.

Section 8.3: Amendment Procedure.  This Declaration may be amended in any respect by the affirmative vote of two-thirds of the Trustees and without any vote of the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act, provided, however, that nothing contained in such amendment to this Declaration shall impair the exemption from personal liability of the Shareholders, Trustees, officers, employees, and agents of the Trust or to permit assessments upon Shareholders.  Expenses of the Trust charged directly to Shareholders pursuant to Sections 3.1 and 7.1 shall not constitute “assessments” for purposes of this Section.  If an amendment is adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders, the amendment shall become effective immediately or upon such date as the Board of Trustees or Shareholders designate.  Further, an amendment to this Declaration must be in writing and inserted in the Trust’s minute book pursuant to the procedure outlined in the By-laws of this Trust.  The writing must state the amendment was adopted by the Trustees and executed by a majority of the Trustees and must be lodged among the records of the Trust.  Nonwithstanding any other provisions hereof, until such time as Shares are issued and outstanding, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 8.4: Merger, Consolidation, Reorganization, and Sale of Assets.  The Trust or any Series of the Trust may merge or consolidate with any investment trust or business association, including but not limited to corporations, partnerships, organizations, or Series, sub-trust or other designated portion of a Trust.  The Trust may sell, lease, or exchange all or substantially all of the Trust Property or the property of any Series including its good will or may acquire all or substantially all of the property of any investment trust or business association upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and without any vote by the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act, and any such merger, consolidation, sale, lease, exchange, or purchase shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.  The Trust may be incorporated under the laws of Delaware if authorized by a two-thirds vote of the Trustees and without any vote by the Shareholders of the Trust or any Series or Class except as may be required by the 1940 Act.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1: Limitation of Liability.  All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment upon such contract for claim; and neither the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be held personally liable for such claims.  Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.  Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for the neglect or the wrongdoing by them or any other officer, agent, employee, investment adviser, or independent contractor of the Trust.  However, nothing in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust from liability to the Trust or Shareholders for acts or omissions that constitute willful misfeasance, bad faith, gross negligence or reckless disregard to the duties involved in the conduct of the Trustee’s office.

Section 9.2: Indemnification.  Any Covered Person shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party.  Such indemnification shall include situations where a Covered Person pays amounts in settlement of any such claim, action, suit, or proceeding, irrespective of whether the Covered Person was considered “covered” at the time the expenses were incurred.  Indemnification shall cover attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.  No indemnification shall be provided hereunder to a Covered Person who shall have been adjudicated by a court or body before which the proceeding was brought, by the majority of the Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available and ascertainable facts, or by written opinion of an independent legal counsel based upon a review of readily available and ascertainable facts 1) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Trustee’s office, or 2) not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.   The rights of indemnification may be covered by insurance policies maintained by the Trust, and shall not be exclusive of or affect any other right to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors, and administrators of a Covered Person.  The Trust, to the maximum extent permitted by law, may make advances from time to time prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section if a majority of the Trustees who are neither Interested Persons of the Trust nor parties to this matter determine based upon a review of readily available and ascertainable facts that such Covered Person has not committed willful misfeasance, bad faith, gross negligence, or with reckless disregard to their duties involved with the Trust.

Section 9.3: Indemnification of Shareholders.  If a Shareholder or former Shareholder is being held personally liable solely for their status as a Shareholder of the Trust (or former shareholder) and not for acts or omissions of the Shareholder, the (former) Shareholder shall be indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Series and satisfy and judgment thereon from the assets of the Series.

ARTICLE X

MISCELLANEOUS

Section 10.1: No Partnership or Corporate Form.  This Declaration of Trust creates an investment trust and not a partnership or corporation.

Section 10.2: Advice to Trustees.  The Trustees may seek the advice of legal counsel, investment adviser, or other experts with respect to the meaning, management, execution and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice.

Section 10.3: Record Dates.  The Trustees may fix in advance a date up to one hundred twenty (120) days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any change, conversion, or exchange of Shares.  Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

Section 10.4: Filing.  This Declaration and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Trustees deem appropriate.  The Declaration may be inspected upon request by any Shareholder of the Trust at the Trust’s principal office.  A restated Declaration, containing the original Declaration and any amendments thereto, may be executed from time to time, and upon insertion within the Trust’s minute book, shall be conclusive evidence of all amendments contained therein and may thereafter be referred to instead of the original Declaration.

Section 10.5: Applicable Law.  This Declaration of Trust is executed and delivered in Delaware and shall be governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that the following shall be inapplicable to the Trust, the Trustees, or this Declaration:

1)		The provisions of Section 3540 of Title 12 of the Delaware Code;
2)		Any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts which relate to or regulate the following:
	a)	Filing trustee accounts or schedules of fees and charges with court or other governmental bodies;
	b)	Any requirements to post bonds for trustees, officers, agents, or employees of a trust
	c)	Any requirement that the Trust must receive court approval before making acquisitions, holdings, or dispositions of real or personal property
	d)	Any provisions relating to fees or sums payable to trustees, officers, agents, or employees of the Trust
	e)	The allocation of receipts and expenditures to income or principal
	f)	Restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets,
g)

The establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

The Trust shall be of the type referred to in Section 3801 of the Delaware Act and the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.6: Fiscal Year.  The fiscal year of the Trust shall end on June 30 of every year.  The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 10.7:  Series of the Trust.  Freedom Asset Management Capital Series may have an unlimited number of Series of the Trust as determined from time to time by the Board of Trustees.  The initial Series of the Trust shall be the Freedom Equity Fund.

Section 10.8: Severability.  If any provision of this Declaration shall be in conflict with the 1940 Act, Internal Revenue Code, or other applicable regulations, such provision shall be deemed never to have constituted a part of this Declaration and shall be void.  Such determination shall not affect the validity of the remainder of this Declaration.  If any provision of the Declaration is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision contained herein.

IN WITNESS WHEREOF, the undersigned, being the initial Trustee, has executed this Declaration as of the date first above written.

Juan Gabriel Garcés
Juan Gabriel Garcés, as Initial Trustee (and not personally)
Freedom Asset Management Capital Series
11615 Angus Road Suite 104-K
Austin, TX 78759